Consent of Independent Auditors



We consent to the references to our firm under the caption "Experts" in the Prospectus and under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of American Enterprise Life Insurance Company and to the use of our report dated March 22, 2002 with respect to the financial statements of American Enterprise Variable Annuity Account - Wells Fargo Advantage(SM) Variable Annuity (comprised of subaccounts WBCA2, WBCA4, WBCA5, WBCA7, ECR, WCAR2, WCAR4, WCAR7, WDEI2, WDEI4, WDEI5, WDEI7, EIA, WEXI2, WEXI4, WEXI7, WFDI2, WFDI4, WFDI5, WFDI7, EGD, WNDM2, WNDM4, WNDM7, WSCA2, WSCA4, WSCA5, WSCA7, ECA, WCAP2, WCAP4, WCAP7, EVA, WVAL2, WVAL4, WVAL7, ESR, WSRG2, WSRG4, WSRG7, WDYC2, WDYC4, WDYC5, WDYC7, WHIP2, WHIP4, WHIP5, WHIP7, WMDC2, WMDC4, WMDC5, WMDC7, WISE2, WISE4, WISE5, WISE7, ERE, WRES2, WRES4, WRES7, WSMC2, WSMC4, WSMC5, WSMC7, EMU, WMSS2, WMSS4, WMSS7, JUS, WUSE2, WUSE4, WUSE7, JGL, WGLI2, WGLI4, WGLI7, WITO2, WITO4, WITO5, WITO7, JMC, WMCV2, WMCV4, WMCV7, WGIS2, WGIS4, WGIS5, WGIS7, EUT, WUTS2, WUTS4, WUTS7, EPL, WIGR2, WIGR4, WIGR7, EPT WVIS2, WVIS4, WVIS7, WAAL2, WAAL4, WAAL5, WAAL7, WCBD2, WCBD4, WCBD5, WCBD7, WEQI2, WEQI4, WEQI5, WEQI7, WEQV2, WEQV4, WEQV5, WEQV7, WGRO2,
WGRO4,  WGRO5,  WGRO7,  WIEQ2,  WIEQ4, WIEQ5, WIEQ7, WLCG2, WLCG4, WLCG5, WLCG7,
WMMK2, WMMK4, WMMK5, WMMK7, WSCG2, WSCG4, WSCG5 and WSCG7), included in Post-Effective Amendment No. 11 to the Registration Statement (Form N-4, No. 333-85567) and related Prospectus for the registration of the Wells Fargo Advantage(SM) Variable Annuity Contracts to be offered by American Enterprise Life Insurance Company.




/s/ Ernst & Young LLP
    Minneapolis, Minnesota
    April 22, 2002